UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 20, 2009

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	033-10456	56-2416925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Youpeng Road, Qufu, Shandong China	273100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86) 537-4424999

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In March 2007 as a component of an unit equity capital raise, Sunwin International Neutraceuticals, Inc. (the “Company”) issued five-year common stock purchase warrants to purchase an aggregate of 10,793,750 shares of its common stock, par value $.001 per share, at an initial exercise price of $0.65 per share (the “Warrants”).  There are an aggregate of 9,696,590 of the Warrants that remain issued and outstanding.  The shares of common stock issuable upon the exercise of the Warrants are covered by an effective registration statement.  On February 20, 2009, the Board of Directors of the Company approved the permanent reduction in the exercise price of the Warrants to $0.15 per share.  The last sale price of the Company’s common stock on February 20, 2009 as reported on the OTC Bulletin Board was $0.30.  Other than the reduction in the exercise price, all of terms and conditions of the Warrants remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

Date: February 20, 2009	By: /s/ Dongdong Lin
Dongdong Lin
Chief Executive Officer and President